Exhibit 10.12



                      MILACRON

            COMPENSATION DEFERRAL PLAN, As Amended


          The purpose of the Milacron Compensation
Deferral Plan(the "Plan"), originally effective January 1, 1995 and revised and restated as of January 1, 1995, is to aid Milacron Inc. (the "Company") and its subsidiaries in attracting high quality executives and promoting in its executives increased efficiency and an interest in the successful operation of the Company by restoring some of the deferral opportunities and employer-provided benefits that are lost under certain other plans due to legislative limits. The benefits provided under the Plan shall be provided in consideration for services to be performed after the executive has become eligible to participate in the Plan, but prior to the executives retirement.


                           ARTICLE 1
                          Definitions

          1.1 Account shall mean the notional account or accounts established for record keeping purposes for a Participant pursuant to Article 6 of the Plan.

          1.2 Administrator shall mean the Personnel and Compensation Committee of the Company's Board of Directors or its delegate.

          1.3 Annual Deferral shall mean the amount of Compensation which the Participant actually defers during a Plan
Year.  The Annual Deferral may differ from Plan Year to Plan
Year.

          1.4 Annual Deferral Commitment shall mean the amount of Compensation which the Participant elects to defer for a Plan
Year pursuant to Articles 2 and 3 of the Plan.

          1.5 Base Salary shall mean the Participant's annual basic rate of pay from the Company or its subsidiaries (excluding
EVA Awards, commissions, severance pay, and other non-regular forms of compensation) before any reductions for pre-tax deferrals, or deferrals under this Plan.

          1.6   Basic Credit shall mean the Employer Basic
Contribution under the Savings Plan that is credited to the Participant's Deferral Account as described in Article 4.

          1.7 Beneficiary shall mean the person or persons or entity designated as such in accordance with Article 16 of the Plan.

          1.8 Change in Control shall be deemed to have occurred if and when (a) any person (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act")), corporation or other entity, which theretofore beneficially owned securities representing less than twenty percent of the voting power of the Company in the election of directors, acquires, in a transaction or series of transactions, outstanding securities of the Company when, added to the voting power previously held, entitles such person to exercise more than twenty percent of the total voting power of the Company in the election of directors (the formation of a syndicate or group of existing shareholders not being deemed to constitute such an acquisition); (b) the Board of Directors (or, if approval of the Board of Directors is not required as a matter of law, the stockholders of the Company) shall approve (1) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (2) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (3) the adoption of any plan or proposal for the liquidation or dissolution of the Company; or (c) any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity other than the Company shall make a tender or exchange offer to acquire any Common Stock or securities convertible into Common Stock for cash, securities or any other consideration if, after giving effect to the acquisition of all Common Stock or securities sought pursuant to such offer, such person, corporation or other entity would become the Abeneficial owner@ (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of thirty percent or more of the outstanding Common Stock (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire Common Stock); provided, that at least 10% of such Common Stock or securities sought pursuant to such offer is acquired.

          1.9   Compensation shall mean the sum of the
Participant's Base Salary and EVA Awards for a Plan Year before reductions for deferrals under the Plan or the Savings Plan, or other benefit plans sponsored by the Company or its subsidiaries.

          1.10  Compensation Deferral Plan shall mean the
Milacron Compensation Deferral Plan.

          1.11 Crediting Rate shall mean any notional gains or losses equal to those generated as if the Account balances had been invested in one or more of the investment portfolios designated as available by the Administrator, less separate account fees and less applicable investment management and administrative charges determined annually by the Administrator, or gains or losses as otherwise determined by the Administrator.

          1.12 Deferral Account shall mean the notional account established for record keeping purposes for a Participant's
Annual Deferrals, Matching Credits and Basic Credits pursuant to
Article 6 of the Plan.

          1.13 Disability shall mean any long-term disability as defined under the Company's or its subsidiaries, long-term disability plan.

          1.14 Discretionary Account shall mean the notional account established for record keeping purposes for a Participant's Discretionary Credits pursuant to Article 6 of the
Plan.

          1.15 Discretionary Credit shall mean the Company's credit to the Participant's Discretionary Account as described in
Article 5.

          1.16 Early Retirement Date shall mean age 55 with ten or more years of service with the Company or its subsidiaries.

          1.17 Eligible Employee shall mean a key employee of the Company or any of its subsidiaries who (i) is subject to U.S. personal income taxes, (ii) is designated by the Administrator as eligible to participate in all or a portion of the Plan (subject to the restriction in Sections 11.2, 12.2.2 and 14.2 of the
Plan), and (iii) qualifies as a member of the "select group of management or highly compensated employees" under ERISA.

          1.18  ERISA shall mean the Employee Retirement Income
Security Act of 1974, as amended.

          1.19 EVA Awards shall mean amounts paid in cash to the Participant by the Company or its subsidiaries pursuant to the Milacron Short Term Management Incentive Plan or such other bonus plan or program designated by the Administrator, before reductions for deferrals under the Plan or the Savings Plan.

          1.20 Financial Hardship shall mean an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence as determined by the Administrator. Cash needs arising from foreseeable events such as the purchase of a residence or education expenses for children shall not, alone, be considered a Financial Hardship.

          1.21  Matching Credit shall mean the Employer Matching
Contribution or Salary Deferral Matching Contribution under the
Savings Plan that is credited to the Participant's Deferral
Account as described in Article 4.

          1.22 Normal Retirement Date shall mean the date on which a Participant attains age 65.

          1.23 Participant shall mean an Eligible Employee who has either elected to participate and has completed a Participation Election pursuant to Article 2 of the Plan or is eligible for Basic Credits pursuant to Article 4 of the Plan or Discretionary Credits pursuant to Article 5 of the Plan.

          1.24  Participation Election shall mean the
Participant's written election to participate in the Plan.

          1.25 Plan Year shall mean the calendar year, with the first Plan Year commencing January 1, 1995.

          1.26 Retirement shall mean a termination of employment following Normal or Early Retirement Date.

          1.27  Retirement Plan shall mean the Milacron Retirement Plan.

          1.28  Savings Plan shall mean the Milacron
Performance Dividend and Savings Plan and the Milacron
Retirement Savings Plan as they currently exist and as they may subsequently be amended.

          1.29 Scheduled Withdrawal shall mean a distribution of all or a portion of the Participant's Deferral Account attributable to Annual Deferrals as elected by the Participant pursuant to the provisions of Article 12 of the Plan.

          1.30 Termination of Employment shall mean the Participant's employment with the Company or its subsidiaries ceases for any reason whatsoever, whether voluntary or involuntary, other than Retirement or death.

          1.31 Unscheduled Withdrawal shall mean a distribution of all or a portion of the vested amount credited to the Participant's Deferral Account as requested by the Participant pursuant to the provisions of Article 12 of the Plan.

          1.32 Valuation Date shall mean the last business day of the month in which Termination of Employment, Retirement, death, Scheduled Withdrawal, or an Unscheduled Withdrawal request occurs. For purposes of calculating installment payments, the Valuation Date shall mean the November 30 of the year preceding the Plan Year in which benefit payments are to be made.


                           ARTICLE 2
               Participation - Employee Deferrals

          2.1 Participation Election. An Eligible Employee shall become a Participant in the Plan on the first day of the Plan Year coincident with or next following the date the employee becomes an Eligible Employee, provided such Eligible Employee has submitted to the Administrator a Participation Election, or the Eligible Employee has provided the Company with an election to defer Compensation scheduled to be received after the effective date of the Plan, so long as the election was made prior to the calendar year in which services relating to such Compensation were rendered. To be effective, the Eligible Employee must submit the Participation Election to the Administrator prior to the commencement of the period of service for which the Participation Election is made and during the enrollment period designated by the Administrator.

          2.2   Annual Deferral Commitment.  In the Participation
Election, and subject to the restrictions in Article 3, the Eligible Employee shall designate the percentage rate of Compensation as the Annual Deferral Commitment for the covered
Plan Year.

          2.3 Continuation of Participation. An Eligible Employee who has participated in the Plan by making an Annual Deferral shall continue as a Participant in the Plan until such employee's Termination of Employment or all benefits under the Plan are paid. A Participant shall not be eligible to elect a new Annual Deferral Commitment unless the Participant is an Eligible Employee for the Plan Year for which the election is made. In the event a Participant transfers to a subsidiary of the Company and that subsidiary does not participate in the Plan, the Participant's Annual Deferral shall cease and the Participant's Deferral Account shall remain in effect until such time as the benefits are distributed as originally elected by the Participant in the Participation Election or until the Participant experiences Termination of Employment.


                           ARTICLE 3
                       Employee Deferrals

          3.1 Deferral Election. Employees designated as eligible to participate in the Plan may elect an Annual Deferral Commitment. Such election shall designate a specified percentage of either Base Salary and/or EVA Awards to be deferred. Annual Deferral Commitments under this Plan shall be irrevocable, except as provided under Sections 2.3, 11.2, 12.2.2 and 14.2 of the Plan.

          3.2   Minimum Annual Deferral Commitment.  The Annual
Deferral Commitment must equal or exceed an amount determined by the Administrator.

          3.3 Maximum Annual Deferral Commitment. The Annual Deferral Commitment from Base Salary for a Plan Year may not exceed seventy-five percent (75%) of Base Salary. The Annual Deferral Commitment from EVA Awards for a Plan Year may be less than or equal to one hundred percent (100%). Notwithstanding the foregoing, a Participant may not reduce Base Salary after deferrals to this Plan to an amount less than the OASDI Wage Base under FICA.

          3.4   Vesting.  The Participant's right to receive
Compensation deferred under this Article 3 and earnings thereon shall be one hundred percent (100%) vested at all times.


                           ARTICLE 4
               Company Matching and Basic Credits

          4.1 Amount. In the discretion of the Administrator, in the event a deferral under this Plan or a non-discrimination rule or limitation applicable to the Savings Plan causes a Participant to lose a Matching Credit and/or Basic Credit under the Savings Plan, the amount of the lost Matching Credit and/or Basic Credit will be credited to the Participant's Deferral Account under this Plan in such amounts as determined in accordance with the rules and procedures established by the Administrator.

          4.2   Vesting.  The Participant's right to receive
Matching and/or Basic Credits and earnings thereon earned in any Plan Year shall be one hundred percent (100%) vested at all times.


                           ARTICLE 5
                     Discretionary Credits

          5.1 Eligibility and Amount. An Eligible Employee who is set forth in the attached Schedule A shall become a Participant in the Plan with respect to Discretionary Credits as of the date set forth in Schedule A and shall have Discretionary Credits credited to his Discretionary Account at such times and in such amounts as set forth in Schedule A.

          5.2   Vesting.  The Participant's right to receive
Discretionary Credits under this Article 5 and earnings thereon shall be subject to the vesting schedule set forth in Schedule A that is applicable to such Participant.


                           ARTICLE 6
                            Accounts

          6.1 Accounts. Solely for record keeping purposes, the Company shall maintain a Deferral Account and a Discretionary
Account for each Participant, as applicable.

          6.2   Timing of Credits -- Pre-Termination.

                6.2.1   Annual Deferrals.  The Company shall
credit to the Deferral Account the Annual Deferrals specified under Article 3, or otherwise allowed as set forth in Article 2.1, at the time the deferrals would otherwise have been paid to the Participant but for the Participation Election.

                6.2.2   Matching and Basic Credits.  Matching
and Basic Credits under Article 4 shall be credited to the Deferral Account as of January 1 of the following Plan Year.

                6.2.3   Discretionary Credits.  Discretionary
Credits under Article 5 shall be credited to the Discretionary
Account as of January 1 of the following Plan Year, unless otherwise provided in Schedule A.

                6.2.4 Assets. The Company shall be under no obligation to purchase any investments designated by the Participant. The Company shall credit gains or losses to the Accounts based on the Crediting Rate as of the date or dates specified by the Administrator.

          6.3 Statement of Accounts. The Administrator shall provide periodically to each Participant a statement setting forth the balance of the Accounts maintained for such Participant.


                           ARTICLE 7
                      Retirement Benefits

          7.1 Amount. Upon Retirement, the Company shall pay to the Participant the amount of his vested Accounts in the form provided in Section 7.2 of the Plan, based on the balance of the vested Accounts as of the Valuation Date. If paid as a lump sum, the retirement benefit shall be equal to such balance. If paid in installments, the installments shall be paid in amounts that will amortize such balance with interest credited at the Crediting Rate over the period of time benefits are to be paid. For purposes of calculating installments, the Account shall be valued as of November 30 each year, and the subsequent installments will be adjusted for the next Plan Year according to procedures established by the Administrator.

          7.2 Form of Retirement Benefits. The entire vested Accounts shall be paid monthly over a period of one hundred eighty (180) months or the number of whole months required to result in a monthly benefit of three hundred dollars ($300.00), if less. Notwithstanding anything herein to the contrary, the Participant may elect one of the following alternative forms of payment:

                (i)  In a lump sum, or

                (ii) In installments paid monthly over a period of sixty (60), one hundred twenty (120), or one hundred eighty
(180) months, or

                (iii)In a lump sum of a portion of the vested
Accounts upon Retirement with the balance in installments paid monthly over a period of sixty (60), one hundred twenty (120), or one hundred eighty (180) months, or

                (iv) In installments paid annually over a period of five (5), ten (10), or fifteen (15) years, or

                (v)  In a lump sum of a portion of the vested
Accounts upon Retirement with the balance in installments paid annually over a period of five (5), ten (10), or fifteen (15) years.

          A Participant's election of an alternative form of payment must be made in the Participation Election or in such other form as designated by the Administrator. A Participant may make a separate election with respect to the Participant's
Deferral Account and Discretionary Account.

          7.3 Commencement of Benefits. Payments will commence within ninety (90) days following the last business day of the month in which Retirement occurs, unless a later date is otherwise elected by the Participant, which date shall not be later than the earlier of five (5) years after the Plan Year in which Retirement occurs or age seventy (70). Participants may elect an alternative form and time of payment as available under
Section 7.2 or 7.3 by written election filed with the Administrator; provided, however, that if the Participant files the election less than thirteen (13) months prior to the date benefit payments are to commence, that portion of the Participant's vested Account that is subject to such election shall be reduced by ten percent (10%).

          7.4 Small Benefit Exception. Notwithstanding any of the foregoing, if the sum of all vested benefits payable to the Participant is less than or equal to ten thousand dollars
($10,000), the Company may, in its sole discretion, elect to pay such benefits in a single lump sum.


                           ARTICLE 8
                      Termination Benefits

          8.1 If Termination of Employment occurs prior to Retirement, the Company shall pay to the Participant a termination benefit equal to the balance of the vested Accounts as of the Valuation Date. The Company shall pay the termination benefits in a single lump sum within ninety (90) days following the last business day of the month in which such Termination of Employment occurs.


                           ARTICLE 9
                       Survivor Benefits

          9.1 Pre-Retirement Survivor Benefit. If the Participant dies prior to the date Retirement benefits commence, the Company shall pay to the Participant's Beneficiary within ninety (90) days after the last business day of the month in which the Participant's death occurs, a benefit equal to the balance of the Participant's vested Accounts as of the Valuation Date.

          9.2 Post-Retirement Survivor Benefit. If the Participant dies after the time Retirement Benefits have commenced, the Company shall pay to the Participant's Beneficiary an amount equal to the remaining vested benefits payable to the Participant under the Plan over the same period such benefits would have been paid to the Participant, in which event the Company shall credit interest on the unpaid balance of the vested Accounts at the Crediting Rate in effect during such period.

          9.3 Changing Form of Benefit. Beneficiaries may petition the Company once, and only after the death of the Participant, for a change in the form of Retirement Benefits.
The Company may, in its sole and absolute discretion, choose to grant or deny such a petition, and in the case of installment payments, reduce the period to the number of whole months required to result in a monthly benefit of at least three hundred dollars ($300.00).

          9.4 Small Benefit Exception. Notwithstanding any of the foregoing, in the event the sum of all vested benefits payable to the Beneficiary is less than or equal to ten thousand dollars ($10,000), the Company may, in its sole discretion, elect to pay such benefits in a single lump sum.


                           ARTICLE 10
                           Disability

          10.1 For purposes of the Plan, a Participant shall be considered to have entered Retirement upon a determination by the Administrator that the Participant has suffered a Disability, and the Company shall pay the benefit described in Article 7.


                           ARTICLE 11
                       Change in Control

          11.1 Election. At the time a Participant is completing the initial Participation Election, the Participant may elect that, if a Change in Control occurs, the Participant (or after the Participant's death the Participant's Beneficiary) shall receive a lump sum payment of the balance of the Accounts within thirty (30) days after the Change of Control. Such balance shall be determined as of the last business day of the month thirty (30) days prior to the month in which the Change of Control occurs.

          11.2  Benefit Reduction on Withdrawal.  If a
Participant has not made the election described in Section 11.1 above and, within two (2) years after a Change of Control, the Participant (or Beneficiary) elects to receive a distribution of the balance of the vested Accounts (determined as of the last business day of the month in which such election is received by the Administrator), the lump sum payment shall be reduced by an amount equal to five percent (5%) of the total balance of the vested Accounts (instead of the ten percent (10%) reduction otherwise provided for in Section 12.2, which amounts shall be forfeited to the Company) and shall be paid within ninety (90) days following the last business day of the month in which such election is received by the Administrator. If a Participant elects such a withdrawal, any ongoing Annual Deferral shall cease, and the Participant may not again be designated as an Eligible Employee with respect to Annual Deferrals until one entire Plan Year following the Plan Year in which such withdrawal was made has elapsed.


                           ARTICLE 12
                   Scheduled and Unscheduled
               Withdrawals of Employee Deferrals

          12.1  Scheduled Withdrawals.

                12.1.1  Election.  A Participant may, when
making a Participation Election, elect to receive at a specified year in the future, a distribution while employed of all or a percentage of the Participant's Deferral Account attributable to Annual Deferrals, excluding earnings, to be made in subsequent Plan Years. The election of a Scheduled Withdrawal shall apply only to prospective Annual Deferrals, excluding earnings, and not to any previous Annual Deferrals or earnings thereon.

                12.1.2 Timing and Form of Withdrawal. The year specified for the Scheduled Withdrawal must be at least two (2) entire Plan Years after the commencement of Annual Deferral Commitments covered by the Participation Election. The Company shall make a lump sum distribution of the amount elected in February of the Plan Year specified.

                12.1.3  Remaining Deferral Account.  The
remainder, if any, of the Participant's Deferral Account shall continue in effect and shall be distributed in the future according to the terms of the Plan.

          12.2  Unscheduled Withdrawals.

                12.2.1 Election. A Participant (or Beneficiary if the Participant is deceased) may request an Unscheduled Withdrawal of all or a portion of the entire vested amount credited to the Participant's Deferral Account, which shall be paid in a single lump sum within ninety (90) days following the last business day of the month in which such election is received by the Administrator; provided, however, that (i) the minimum withdrawal shall be twenty-five percent (25%) of the Deferral Account balance, (ii) an election to withdraw seventy-five percent (75%) or more of the balance shall be deemed to be an election to withdraw the entire balance, (iii) such an election may be made only once in a Plan Year, and (iv) such Deferral Account shall be valued as of the last business day of the month in which the request was received by the Administrator.

                12.2.2 Withdrawal Penalty. There shall be a forfeiture from the Deferral Account prior to an Unscheduled Withdrawal equal to ten percent (10%) of the Unscheduled Withdrawal (which amount shall be forfeited to the Company). If a Participant elects such a withdrawal, any ongoing Annual Deferrals shall cease, and the Participant may not again be designated as an Eligible Employee with respect to Annual Deferrals until one entire Plan Year following the Plan Year in which such withdrawal was made has elapsed.

                12.2.3  Small Benefit Exception.  Notwith
standing any of the foregoing, if the sum of all benefits payable to the Participant or Beneficiary who has requested the Unscheduled Withdrawal is less than or equal to ten thousand dollars ($10,000), the Company may, in its sole discretion, elect to pay out the entire Deferral Account (reduced by the ten percent (10%) penalty) in a single lump sum.


                           ARTICLE 13
                    Restoration of Benefits

          13.1 Purpose. The purpose of this Article 13 is to restore retirement benefits to certain Participants whose benefit under the Retirement Plan is reduced due to participation in the Plan. The benefits under this Article 13 shall be determined without reference to Articles 2 through 12 and Article 16 unless otherwise specifically referenced in this Article 13.

          13.2 Eligibility. A Participant shall be eligible for a benefit under this Article 13 if:

          (i) The Participant is also a participant in the Retirement Plan;

          (ii) The Participant has made employee deferrals under Articles 2 and 3; and

          (iii) The Participant is not eligible to participate in the Milacron Supplemental Pension
                Plan, Milacron Supplemental
                Retirement Plan or the Milacron
                Supplemental Executive Retirement Plan.

          13.3 Benefit. A Participant's vested benefit under this Article 13 shall be a monthly amount equal to the amount determined under the terms of the Retirement Plan as of the Participant's or surviving spouse's "benefit commencement date" (as defined in the Retirement Plan) in the form of payment as elected or determined under the Retirement Plan, calculated using the Participant's "highest average compensation" (as defined under the Retirement Plan, except that "compensation" for a year shall include employee deferrals made under Articles 2 and 3 of the Plan with respect to that year) reduced by the monthly amount determined as of the Participant's or surviving spouse's benefit commencement date under the Retirement Plan, in the form of payment as elected or determined under the Retirement Plan, calculated without regard to this Article 13.

          13.4 Benefit Commencement Date and Payment Options. Benefits under this Article 13 shall commence at the same time and in the same payment form as the Participant or surviving spouse has elected under the Retirement Plan and shall cease at the time benefits cease under the Retirement Plan. Notwithstanding the foregoing, the Company may, in its sole discretion, elect to pay such benefits in a single lump sum determined using the actuarial assumptions used to calculate lump sum amounts as set forth in the Retirement Plan.

          13.5  Vesting.  Unless forfeited pursuant to Sections
13.6 or 13.7, a Participant's benefit under this Article 13 shall become vested at the same time the Participant's benefit under the Retirement Plan becomes vested.

          13.6 Fraud. In the event that a Participant shall at any time be dismissed for, or convicted of a crime involving, dishonesty or fraud on his part in his relationship with the Company and its subsidiaries, all benefits which would otherwise be payable to him under this Article 13 shall be forfeited.

          13.7 Competition. By accepting payment of any benefit under this Article 13, the Participant agrees not to be employed, or consult, in any business which is, or is about to be, engaged in a business of the same or substantially the same nature as the businesses of the Company and its subsidiaries without prior written consent of the Company, and breach of this agreement by the Participant shall be cause for termination of payment of benefits under this Article 13.


                           ARTICLE 14
                 Conditions Related to Benefits

          14.1 Nonassignability. The benefits provided under the Plan may not be alienated, assigned, transferred, pledged or hypothecated by or to any person or entity, at any time or any manner whatsoever. These benefits shall be exempt from the claims of creditors of any Participant or other claimants and from all orders, decrees, levies, garnishment or executions against any Participant to the fullest extent allowed by law.

          14.2 Financial Hardship Distribution. Upon a petition from the Participant to the Administrator and a subsequent finding by the Administrator that the Participant or the Beneficiary has suffered a Financial Hardship, the Administrator may in its sole discretion, permit the Participant to cease any ongoing deferrals and accelerate distribution of the Participant's Deferral Account under the Plan in the amount reasonably necessary to alleviate such Financial Hardship with such amount paid within ninety (90) days following the last business day of the month in which the petition is received by the Administrator. If a distribution is to be made to a Participant on account of Financial Hardship, the Participant may not make deferrals under the Plan until one entire Plan Year following the Plan Year in which a distribution based on Financial Hardship was made has elapsed.

          14.3 No Right to Company Assets. The benefits paid under the Plan shall be paid from the general funds of the Company, and the Participant and any Beneficiary shall be no more than unsecured general creditors of the Company with no special or prior right to any assets of the Company for payment of any obligations hereunder.

          14.4 Protective Provisions. The Participant shall cooperate with the Company by furnishing any and all information requested by the Administrator, in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Administrator may deem necessary and taking such other actions as may be requested by the Administrator. If the Participant refuses to cooperate, the Company shall have no further obligation to the Participant under the Plan.

          14.5 Withholding. The Participant or the Beneficiary shall make appropriate arrangements with the Company for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other employee tax requirements applicable to the payment of benefits under the Plan. If no other arrangements are made, the Company may provide, at its discretion, for such withholding and tax payments as may be required.


                           ARTICLE 15
                     Administration of Plan

          15.1 The Administrator shall administer the Plan and interpret, construe and apply its provisions in accordance with its terms. The Administrator shall further establish, adopt or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan. All decisions of the Administrator shall be final and binding. The individuals serving on the Personnel and Compensation Committee of the Company's Board of Directors, and their designees for purposes of administering the Plan, shall, except as prohibited by law, be indemnified and held harmless by the Company from any and all liabilities, costs, and expenses (including legal fees), to the extent not covered by liability insurance arising out of any action taken by any member of the Committee with respect to the Plan, unless such liability arises from the individual's own gross negligence or willful misconduct.


                           ARTICLE 16
                    Beneficiary Designation

          16.1 Designation. The Participant shall have the right, at any time, to designate any person or persons as Beneficiary (both primary and contingent) to whom payment under the Plan shall be made in the event of the Participant's death. The Beneficiary designation shall be effective when it is submitted in writing to the Administrator during the Participant's lifetime on a form prescribed by the Administrator,

          16.2 Revocation. The submission of a new Beneficiary designation shall cancel all prior Beneficiary designations. Any finalized divorce or marriage of a Participant subsequent to the date of a Beneficiary designation shall revoke such designation, unless in the case of divorce the previous spouse was not designated as Beneficiary and unless in the case of marriage the Participant's new spouse has previously been designated as Beneficiary. The spouse of a married Participant shall consent to any designation of a Beneficiary other than the spouse.

          16.3 Failure to Designate. If a Participant fails to designate a Beneficiary as provided above, or if the Beneficiary designation is revoked by marriage, divorce, or otherwise without execution of a new designation, or if every person designated as Beneficiary predeceases the Participant or dies prior to complete distribution of the Participant's benefits, then the Administrator shall direct the distribution of such benefits to the Participant's estate.


                           ARTICLE 17
               Amendment and Termination of Plan

          17.1  Amendment of Plan.  Subject to the terms of
Article 17.3, the Company may at any time amend the Plan in whole or in part, provided, however, that such amendment (i) shall not decrease the balance of the Participant's Account at the time of such amendment and (ii) shall not retroactively decrease the applicable Crediting Rates of the Plan prior to the time of such amendment. The Company may amend the Crediting Rates of the Plan prospectively, or the method used for the determination of Crediting Rates, in which case the Company shall notify the Participant of such amendment in writing within thirty (30) days after such amendment.

          17.2  Termination of Plan.  Subject to the terms of
Article 17.3, the Company may at any time terminate the Plan. If the Company terminates the Plan, the date of such termination shall be treated as the date of Termination of Employment for the purpose of calculating Plan benefits, and the Company shall pay to the Participant the vested benefits the Participant is entitled to receive under the Plan in either a lump sum within ninety (90) days or in installments over three (3) years, as determined by the Administrator.

          17.3 Amendment or Termination After Change in Control. Notwithstanding the foregoing, the Company shall not amend or terminate the Plan without the prior written consent of affected Participants for a period of two calendar years following a Change in Control and shall not thereafter amend or terminate the Plan in any manner which affects any Participant (or Beneficiary of a deceased Participant) who commences receiving payment of benefits under the Plan prior to the end of such two year period following a Change in Control.

          17.4  Company Action.  Except as provided in Section
17.3, the Company's power to amend or terminate the Plan shall be exercisable by the Company's Board of Directors or by the Administrator.

          17.5 Constructive Receipt Termination. In the event the Administrator determines that amounts deferred under the Plan have been constructively received by Participants and must be recognized as income for federal income tax purposes, the Plan shall terminate and distributions shall be made to Participants in accordance with the provisions of Section 17.2 or as may be determined by the Administrator. The determination of the Administrator under this Section 17.5 shall be binding and conclusive.


                           ARTICLE 18
                         Miscellaneous

          18.1 Successors of the Company. The rights and obligations of the Company under the Plan shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

          18.2 ERISA Plan. The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for "a select group of management or highly compensated employees" within the meaning of Sections 201, 301 and 401 of ERISA and therefore to be exempt from Parts 2, 3 and 4 of Title I of ERISA.

          18.3 Trust. The Company shall be responsible for the payment of all benefits under the Plan. At its discretion, the Company may establish one or more grantor trusts for the purpose of providing for payment of benefits under the Plan. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's creditors. Benefits paid to the Participant from any such trust shall be considered paid by the Company for purposes of meeting the obligations of the Company under the Plan.

          18.4 Employment Not Guaranteed. Nothing contained in the Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Participant any right to continued employment with the Company or its subsidiaries.

          18.5 Gender, Singular and Plural. All pronouns and variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

          18.6 Captions. The captions of the articles and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

          18.7 Validity. If any provision of the Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provisions of the Plan.

          18.8 Waiver of Breach. The waiver by the Company of any breach of any provision of the Plan by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

          18.9 Applicable Law. The Plan shall be governed and construed in accordance with the laws of Ohio except where the laws of Ohio are preempted by ERISA.

          18.10 Notice. Any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing and hand-delivered, or sent by first class mail to the principal office of the Company, directed to the attention of the Administrator. Such notice shall be deemed given as of the date of delivery, or, if delivery is made by mail, as of the date shown on the postmark.

          18.11 Incapacity. If a Participant entitled to receive a benefit under this Plan is deemed by the Company or is adjudged by a court of competent jurisdiction to be legally incapable of giving valid receipt and discharge for such benefit, such benefit shall be paid to such person or persons as the Co